UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018 (February 6, 2018)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 1.01    Entry into a Material Definitive Agreement

CWC Rate Reopener – Settlement Agreement

On February 6, 2018, The Connecticut Water Company (“CWC”), a wholly owned subsidiary of Connecticut Water Service, Inc. (the “Company”), filed a petition with the Connecticut Public Utilities Regulatory Authority (“PURA”) to reopen CWC’s most recent rate case proceeding for the limited purpose of approving a Settlement Agreement entered into by CWC and the Connecticut Office of Consumer Counsel (“OCC”) on February 6, 2018 (the “Agreement”).

The Agreement contemplates a change in CWC customer rates effective for bills rendered on and after April 1, 2018 made up of the following two components: (1) the revenue requirements associated with a $36.3 million addition to rate base to reflect necessary upgrades to the Company’s Rockville Water Treatment Facility; and (2) the folding in to base rates of the Company’s present Water Infrastructure Conservation Adjustment (“WICA”) charge. In addition, the Agreement provides that:

(1)upon implementation of new rates under the Agreement, until such time as new rates are adopted in a general rate case, through a temporary modification of the earnings sharing mechanism, CWC customers will receive one hundred percent of any earnings in excess of levels allowed by law rather than limiting such customer credits to 50% as contemplated by applicable law;

(2)     CWC agrees it will not file for a general increase of CWC’s base rates to be effective before January 1, 2020;

(3) The pending proceeding initiated by PURA in Docket No. 09-12-11RE03, Application of The Connecticut Water Company for Amended Rates – Federal Tax Cuts and Jobs Act shall be closed; and

(4) CWC shall continue to make investments in infrastructure replacement consistent with its approved WICA plan. The Company shall be allowed to continue to pursue recovery of eligible projects through WICA.

The Agreement provides that, if the PURA does not fully approve the Agreement in its entirety, it shall be deemed withdrawn. Accordingly, the Agreement has no operative effect unless and until it is approved by the PURA. The Company is not able to predict with certainty the ultimate timing of the PURA’s final action on the Agreement. No assurance can be given that the PURA will approve the Agreement and permit some or all of the terms contained in the Agreement requested by the parties.

Copies of CWC’s Petition to Reopen Rate Proceeding and Approve Settlement Agreement and the Settlement Agreement are attached hereto as Exhibit 10.1 and are hereby incorporated herein by reference.

Item 8.01    Other Events

Press Release

On February 7, 2018, the Company CWS issued a press release related to the Settlement Agreement and CWC’s related PURA petition, which is attached to this report as Exhibit 99.1 as is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d) Exhibits

10.1
Petition of CWC to Reopen Rate Proceeding and Approve Settlement Agreement, with Settlement Agreement between The Connecticut Water Company and the Connecticut Office of Consumer Counsel, each dated February 6, 2018, filed herewith.

99.1	Company press release regarding rate case settlement agreement for CWC, dated February 7, 2018, filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Petition of CWC to Reopen Rate Proceeding and Approve Settlement Agreement, with Settlement Agreement between The Connecticut Water Company and the Connecticut Office of Consumer Counsel, each dated February 6, 2018, filed herewith.

99.1	Company press release regarding rate case settlement agreement for CWC, dated February 6, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: February 7, 2018	By: /s/ David C. Benoit David C. Benoit Interim President and Chief Executive Officer, Senior Vice President – Finance, Chief Financial Officer and Treasurer